     CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY
      WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
                             CONFIDENTIAL TREATMENT

                                                                   Exhibit 10.18

                                  EMBRAER 190LR

                         PURCHASE AGREEMENT DCT-006/2003

                                     BETWEEN

                          EMBRAER - EMPRESA BRASILEIRA
                               DE AERONAUTICA S.A.

                                       AND

                         REGIONAL AIRCRAFT HOLDINGS LTD.

                                      INDEX

                                                                                                          PAGE
   ARTICLE
1.  DEFINITIONS........................................................................................      4
2.  SUBJECT............................................................................................      6
3.  PRICE..............................................................................................      6
4.  PAYMENT............................................................................................      7
5.  DELIVERY...........................................................................................      8
6.  CERTIFICATION......................................................................................      8
7.  ACCEPTANCE AND TRANSFER OF OWNERSHIP...............................................................      9
8.  STORAGE CHARGE.....................................................................................     10
9.  DELAYS IN DELIVERY.................................................................................     11
10. INSPECTION AND QUALITY CONTROL.....................................................................     12
11. CHANGES............................................................................................     13
12. WARRANTY...........................................................................................     14
13. PRODUCT SUPPORT PACKAGE............................................................................     14
14. ASSIGNMENT.........................................................................................     14
15. RESTRICTIONS AND PATENT INDEMNITY..................................................................     15
16. MARKETING PROMOTIONAL RIGHTS.......................................................................     15
17. TAXES..............................................................................................     16
18. APPLICABLE LAW.....................................................................................     16
19. JURISDICTION.......................................................................................     16
20. TERMINATION........................................................................................     16
21. OPTION FOR THE PURCHASE OF ADDITIONAL AIRCRAFT.....................................................     17
22. INDEMNITY..........................................................................................     19
23. NOTICES............................................................................................     19
24. CONFIDENTIALITY....................................................................................     20
25. SEVERABILITY.......................................................................................     20
26. NON-WAIVER.........................................................................................     20
27. INTEGRATED AGREEMENT...............................................................................     21
28. NEGOTIATED AGREEMENT...............................................................................     21
29. WAIVER OF JURY TRIAL...............................................................................     21
30. WAIVER OF IMMUNITY.................................................................................     21

31. PAYMENTS IN US DOLLARS.............................................................................     21
32. COUNTERPARTS.......................................................................................     22
33. ENTIRE AGREEMENT...................................................................................     22

                                   ATTACHMENTS

"A" - AIRCRAFT SPECIFIC CONFIGURATION, FINISHING AND REGISTRATION MARKS "B" - FERRY EQUIPMENT AND PRODUCT SUPPORT PACKAGE
"C" - WARRANTY CERTIFICATE - MATERIAL AND WORKMANSHIP
"D" - PRICE ESCALATION FORMULA
"E" - **Material Redacted**
"F" - **Material Redacted**
"G" - **Material Redacted**
"H" - PERFORMANCE GUARANTEE

                         PURCHASE AGREEMENT DCT-006/2003

THIS AGREEMENT IS ENTERED INTO THIS ____ DAY OF MAY, 2003, BY AND BETWEEN EMBRAER - EMPRESA BRASILEIRA DE AERONAUTICA S.A. AND REGIONAL AIRCRAFT HOLDINGS LTD., FOR THE PURCHASE AND SALE OF EMBRAER AIRCRAFT.

THE SALE COVERED BY THIS AGREEMENT SHALL BE GOVERNED SOLELY BY THE TERMS AND CONDITIONS HEREIN SET FORTH, AS WELL AS BY THE PROVISIONS SET FORTH IN THE ATTACHMENTS HERETO.

THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS AND UNTIL IT IS SIGNED BY AN AUTHORIZED OFFICER OF REGIONAL AIRCRAFT HOLDINGS LTD. AND EXECUTED BY TWO AUTHORIZED OFFICERS OF EMBRAER - EMPRESA BRASILEIRA DE AERONAUTICA S.A.

1.    DEFINITIONS

      For the purpose of this Agreement, the following definitions are hereby adopted by the Parties and, unless otherwise expressly provided, the singular includes the plural, the masculine includes the feminine and neutral genders:

1.1  "Actual Delivery Date"                                    shall mean, with respect to each Aircraft, the date on
                                                               which Buyer obtains title to that Aircraft in
                                                               accordance with Article 7.

1.2  "AD's"                                                    shall mean Airworthiness Directives issued by either
                                                               the CTA or the Air Authority, in connection with and
                                                               with respect to the Aircraft.

1.3  "Agreement" or "Purchase Agreement"                       shall mean this Purchase Agreement DCT-006/2003
                                                               together with all attachments, supplements and
                                                               exhibits hereto, all as modified and amended from time
                                                               to time.

1.4  "Air Authority"                                           shall mean the Autoridad de Aviacion Civil ("AAC") of
                                                               Panama, or a successor to the AAC from time to time
                                                               charged with the administration of civil aviation in
                                                               Panama.

1.5  "Aircraft Basic Price"                                    shall mean the Aircraft price, as defined in Article
                                                               3.1.

1.6  "Aircraft Purchase Price"                                 shall mean, in respect of an Aircraft, the Aircraft
                                                               Basic Price, escalated up to the Contractual Delivery
                                                               Date of such Aircraft in accordance with and by
                                                               application of the Escalation Formula.

1.7  "Aircraft"                                                shall mean the EMBRAER 190LR aircraft (certification
                                                               designation ERJ 190-100 LR) (the "EMBRAER 190
                                                               Aircraft"), manufactured by Embraer according to the
                                                               Preliminary Technical Description PTD-190-Rev.3 dated
                                                               November 2002, (which, although not attached hereto,
                                                               are incorporated herein by reference) and the Aircraft
                                                               Specific Configurations, Finishing and Registration
                                                               Marks described in the Attachment "A", for sale to
                                                               Buyer pursuant to this Agreement, equipped

                                                               with two engines GE CF-34-10E5A1, manufactured by General
                                                               Electric Company, all cases in the condition and
                                                               configuration required hereunder, and shall include
                                                               Firm Aircraft and Option Aircraft unless the context
                                                               requires otherwise.

1.8  "Buyer"                                                   shall mean Regional Aircraft Holdings Ltd., a company
                                                               with its address c/o Galindo, Arias y Lopez, Avenida
                                                               Federico Boyd Numero 51 Piso 11, Panama, Rep of Panama.

1.9  "Business Day(s)"                                         shall mean a day other than a Saturday or Sunday on
                                                               which banks are open for business in Sao Jose dos
                                                               Campos, Sao Paulo, Rio de Janeiro, New York and Panama.

1.10 "Contractual Delivery Date"                               shall mean the delivery date referred to in Article 5.

1.11 "CTA"                                                     shall mean the Aerospace Technical Center of the
                                                               Brazilian Ministry of Aeronautics.

1.12 "Day(s)                                                   shall mean natural calendar day(s).

1.13 "Embraer"                                                 shall mean Embraer - Empresa Brasileira de Aeronautica
                                                               S.A., a Brazilian corporation with its principal place
                                                               of business at Av. Brigadeiro Faria Lima, 2170 -
                                                               Putim, Sao Jose dos Campos, Sao Paulo, Brazil.

1.14 "Escalation Formula"                                      shall mean the escalation formula contained in
                                                               Attachment "D".

1.15 "Firm Aircraft"                                           shall mean the firm order Aircraft referred to in
                                                               Article 2.1

1.16 "Initial Deposit"                                         shall mean the initial non-refundable deposit referred
                                                               to in Article 4.1.1.

1.17 "Major Changes"                                           shall mean the changes to the design or approved
                                                               specification of the Aircraft, as defined in Article
                                                               11.2.2.

1.18 "Mandatory Service Bulletins"                             shall mean the service bulletins applicable to the
                                                               Aircraft, which are issued by Embraer to implement the
                                                               AD's referred to under Article 11.4.

1.19 "Minor Changes"                                           shall mean the changes to the design of the Aircraft
                                                               defined as per the terms and conditions of Article
                                                               11.2.1.

1.20 "Option Aircraft Basic Price"                             shall mean the unit price of the Option Aircraft, as
                                                               per the terms and conditions of Article 21.2.

1.20 "Option Aircraft Initial Deposit"                         shall mean the initial deposit referred to under
                                                               Article 21.1.

1.21 "Option Aircraft Purchase Price"                          shall mean the Option Aircraft Basic Price escalated
                                                               in accordance with and by application of the
                                                               Escalation Formulas **Material Redacted** as per the
                                                               terms and conditions of Article 21.3.


1.22 "Option Aircraft"                                         shall be the additional Aircraft that Buyer shall have
                                                               the option to purchase as per the terms of Article 21.

1.23 "Parties"                                                 shall mean Embraer and Buyer.

1.24 "Product Support Package"                                 shall mean the products and Services to be provided by
                                                               Embraer as per Article 13.

1.25 "Scheduled Inspection Date"                               shall mean the date on which a certain Aircraft
                                                               hereunder is available for inspection and acceptance
                                                               by and subsequent delivery to Buyer, as per the terms
                                                               and conditions of Article 7.1.

1.26 "Services"                                                shall mean the familiarization and on-site support for
                                                               the Aircraft, part of the Product Support Package, as
                                                               specified in Attachment "B".

1.27 "Technical Publications"                                  shall mean the technical documentation pertaining and
                                                               related to the Aircraft as listed in Exhibit 1 to
                                                               Attachment "B".

1.28 "USD" or "US$"                                            shall mean the legal currency of the United States of
                                                               America.

1.29 "Working Day(s)"                                          shall mean a day, other than Saturday, Sunday, or
                                                               holiday, on which Embraer in Sao Jose dos Campos, SP,
                                                               Brazil is open for business.

References to Articles or Attachments in the main body of this Purchase Agreement shall be deemed to be references to Articles of or Attachments to this Agreement, respectively, except as the context requires otherwise.

2.    SUBJECT

      Subject to the terms and conditions of this Agreement:

2.1 Embraer shall sell and deliver and Buyer shall purchase and take delivery of ten (10) Firm Aircraft;

2.2 Embraer shall provide to Buyer the Services and the Technical Publications; and

2.3 Buyer shall have the option to purchase up to twenty (20) Option Aircraft, in accordance with Article 21.

3.    PRICE

3.1 Buyer agrees to pay Embraer, in United States dollars, the Aircraft Basic Price of USD**Material Redacted** for each EMBRAER 190 Aircraft **Material Redacted**.

3.2 The Services and Technical Publications are to be provided **Material Redacted** to Buyer. Additional technical publications as well as other services shall be billed to Buyer in accordance with Embraer's rates prevailing at the time Buyer places a purchase order for such additional technical publications or other services.

3.3 The Aircraft Basic Price shall be escalated according to the Escalation Formula.

      Such price as escalated shall be the Aircraft Purchase Price and it will be provided to Buyer **Material Redacted** months prior to each Aircraft Contractual Delivery Date.

4.    PAYMENT

4.1 The prices specified in the previous Article shall be paid by Buyer by wire transfer in immediately available United States dollars funds, to a bank account to be timely informed by Embraer to Buyer, as follows:

4.1.1 The Initial Deposit of **Material Redacted** per Aircraft is due and payable **Material Redacted**.

4.1.2 A **Material Redacted** percent (**Material Redacted**%) **Material Redacted** progress payment in respect of each Aircraft **Material Redacted** is due and payable **Material Redacted** prior to the relevant Aircraft Contractual Delivery Date, or upon the execution of this Agreement, whichever occurs later.

4.1.3 A **Material Redacted** (**Material Redacted**%) **Material Redacted** progress payment in respect of each Aircraft **Material Redacted** is due and payable **Material Redacted** prior to such relevant Aircraft Contractual Delivery Date, or upon the execution of this Agreement, whichever occurs later.

4.1.4 A **Material Redacted** (**Material Redacted**%) **Material Redacted** progress payment in respect of each Aircraft **Material Redacted** is due and payable **Material Redacted** prior to each relevant Aircraft Contractual Delivery Date, or upon the execution of this Agreement, whichever occurs later.

4.1.5 The balance of the Aircraft Purchase Price in respect of an Aircraft, shall become due and payable upon acceptance of such Aircraft by Buyer.

4.2   Late Payments:

      In respect of any amounts which are or may become due and payable pursuant to Articles 4.1.1 through and including 4.1.4 which amounts are not paid within **Material Redacted** and payable as set forth in Article 4.1, interest shall accrue on the relevant amount at the rate of **Material Redacted** per annum (the "Default Rate") following the Due Date and ending on the date the relevant amount is received by EMBRAER In respect of accounts which may become due and payable pursuant to Article 4.1.5, interest shall accrue thereon at the rate set forth herein above. Without prejudice to Embraer's rights set forth in Article 4.3 below, interest accrued will be invoiced by Embraer on a monthly basis, beginning one month after **Material Redacted**, and payment thereof shall be made by Buyer in accordance with the instructions contained therein.

4.3   Termination for failure to make payments:

      Without prejudice to the payment of interest on late payments set forth above, should Buyer fail to make any payment on or before the due date, Embraer shall have the right, at its sole discretion, to either (i) postpone, the relevant Aircraft Contractual Delivery Date; or (ii) terminate this Agreement in relation to the affected Aircraft in accordance with Article 20.3, if such failure shall not have been cured within **Material Redacted** Days after the date on which Embraer has issued a written notice to Buyer of such failure.


4.4   Net payments:

4.4.1 All payments to be made by Buyer under this Agreement shall be made without set-off or withholding whatsoever (except for Embraer Taxes, as defined in Article 17). If Buyer is obliged by law to make any deduction or withholding from any such payment (other than for Embraer Taxes), the amount due from Buyer in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Embraer receives a net amount equal to the amount Embraer would have received had no such deduction or withholding been required to be made.

4.5   Payment Date

      Unless otherwise agreed by the Parties in writing, payment of the amounts referred in Articles 4.1.2, 4.1.3, and 4.1.4 shall be made by Buyer on **Material Redacted** Day of the month on which each of such payments is due.

5.    DELIVERY

5.1 Aircraft: Subject to payment in accordance with Article 4 and the provisions of Articles 7 and 9, the Aircraft shall be tendered by Embraer to Buyer in the condition required hereunder, by means of a written notice, for inspection, acceptance and subsequent delivery in Fly Away Factory condition (i.e., Ex works (Incoterms 2000), with the Aircraft to be flown away by Buyer), at Sao Jose dos Campos, State of Sao Paulo, Brazil, according to the following schedule:

Aircraft Number                Contractual Delivery Date
---------------                -------------------------
      1                       **Material Redacted**/2006
      2                          **Material Redacted**
      3                          **Material Redacted**
      4                          **Material Redacted**
      5                          **Material Redacted**
      6                          **Material Redacted**
      7                          **Material Redacted**
      8                          **Material Redacted**
      9                          **Material Redacted**
      10                      **Material Redacted**/2008

5.2   **Material Redacted**

6.    CERTIFICATION

6.1 By **Material Redacted**, the Embraer 190LR model aircraft shall be type certified by the Brazilian Airworthiness Authority (CTA) and type validated by (a) USA FAA in accordance with 14 CFR FAR 25 Amendment 25-84 effective 10 July 1995 and (b) by the Airworthiness Authority of Panama ("AAC"), provided that **Material Redacted**.

6.2 The Aircraft shall be delivered to Buyer in conformity with **Material Redacted** and with the requirements set forth herein. Embraer will provide Buyer with an export certificate of airworthiness issued by CTA, which will certify that, as of the date of its issuance, the Aircraft has been inspected and found to conform in all respects to the CTA / AAC approved Type Design and in a condition **Material Redacted**. The condition of the Aircraft on delivery and the documentation delivered with the Aircraft, including the above mentioned export certificate of airworthiness, shall **Material Redacted**. Subject to the above, it shall be Buyer's responsibility to obtain such certificate of airworthiness for and the registration of the Aircraft, at Buyer's sole expense. **Material Redacted**

7.    ACCEPTANCE AND TRANSFER OF OWNERSHIP

7.1 Unless Buyer is notified of any delay in delivery in accordance with and in conformity with the terms and conditions of this Agreement, the Aircraft shall be delivered in accordance with all of the provisions and schedules specified in Article 5 and otherwise in such condition as required under this Agreement. Embraer shall give Buyer **Material Redacted** Days advance facsimile notice of the date on which Embraer considers that each Aircraft will be ready for inspection, acceptance and subsequent delivery. Upon successful completion of ground and flight tests performed by Embraer, Buyer will receive a written confirmation of the Scheduled Inspection Date, on which date Buyer shall promptly start inspecting such Aircraft.

7.2 Buyer shall have up to **Material Redacted** Days, as necessary, to inspect and conduct an acceptance flight of each Aircraft prior to its delivery. Embraer will provide the fuel and insurance for the Aircraft's acceptance flight in accordance with Embraer insurance policy.

7.3 If Buyer finds an Aircraft acceptable, Buyer shall promptly pay any and all amounts then due and payable pursuant to this Agreement, including but not limited to all amounts referred to under Articles 4.1, 4.2, 7.8 and 8 as applicable and accept delivery of such Aircraft, whereupon the necessary title and risk transfer documents shall be executed and exchanged in order to effect title transfer, subject to all express warranties set forth in this Agreement that by their terms survive delivery.

7.4 Buyer may decline to accept an Aircraft, which does not materially comply with the requirements of Article 6, the specification set forth in Attachment "A" or is not in an airworthy condition. For the purposes of **Material Redacted**, an Aircraft shall be deemed not to be materially compliant when one or more of the Aircraft characteristics identified in
      Article 11.2.1 **Material Redacted** are adversely affected by such non-compliance vis-a-vis the specification set forth in Attachment A.

7.5 If Buyer declines to accept an Aircraft, Buyer shall immediately give Embraer written notice including its reasons for such refusal and Embraer shall have **Material Redacted** Days, commencing on the first Working Day after receipt of such notice, to take all necessary actions in order to resubmit the Aircraft to Buyer for re-inspection.

7.6 Buyer shall be allowed **Material Redacted** Days to re-inspect the Aircraft, starting immediately upon receipt of notice from Embraer that all necessary actions were taken. The period required for inspection as well as the one mentioned in Article 7.5 shall not be considered as part of the **Material Redacted** Day grace period provided for in Article
      9.2.1. In the event Buyer declines to accept an Aircraft after **Material Redacted**, the Parties shall convene promptly after final refusal to accept the Aircraft in order to negotiate possible solutions. If within **Material Redacted** Days counted from the date in which Embraer receives notice of such final refusal to accept the Aircraft, Embraer and Buyer fail to reach an agreement, then **Material Redacted**.

7.7 Should Buyer fail to perform the acceptance and accept transfer of title to an Aircraft **Material Redacted** provided for and in accordance with this Article 7, Embraer shall be entitled, at its reasonable discretion, to either re-negotiate the terms of this Agreement with Buyer or terminate this Agreement with regard to the affected Aircraft pursuant to Article
      20.3. **Material Redacted**

7.8 Notwithstanding the provisions of Article 7.7 and in addition to Embraer's rights pursuant to Article 20.3 and **Material Redacted** should Buyer fail to perform the acceptance and transfer of title to the Aircraft within the time period specified in Articles 7.2, 7.5 and 7.6, as applicable **Material Redacted**, interest will accrue at the rate of **Material Redacted** over the unpaid balance of the relevant Aircraft Purchase Price, prorated from the date **Material Redacted** Days after **Material Redacted**. Without prejudice to Embraer's rights set forth in
      Article 7.7, interest accrued will be invoiced by Embraer on a monthly basis, beginning one month after the date on which the Aircraft acceptance or transfer of title should have been performed, and payment thereof shall be made by Buyer in accordance with the instructions contained therein.

8.    STORAGE CHARGE

8.1 A storage charge equal to USD**Material Redacted** per Day shall be charged by Embraer to Buyer commencing on:

8.1.1 Buyer's failure to perform inspection or re-inspection of an Aircraft, per the date or time period properly specified in writing by Embraer, according to Articles 5 and/or 7, as applicable.

8.1.2 Buyer's acceptance of an Aircraft when Buyer defaults in the fulfillment of any payment due and in taking title to such Aircraft promptly thereafter.

8.1.3 Buyer's failure to remove an Aircraft from Embraer's facilities after title transfer has occurred.

8.2 If however, Buyer notifies Embraer in writing **Material Redacted** Days in advance of its expected delay in the performance of its obligations set forth in Articles 8.1.1, 8.1.2 and 8.1.3, the storage charge shall commence on the **Material Redacted** Day after the occurrence of the events set forth in Articles 8.1.1, 8.1.2 or 8.1.3, as applicable.

8.3 In the event that an Aircraft Contractual Delivery Date must be extended by Embraer from that which is designated in Article 5, due to Buyer's failure to perform any action or provide any information contemplated by this Agreement other than the ones specified in Article 8.1, the storage charge shall commence on the **Material Redacted** Day after the Contractual Delivery Date relative to such Aircraft.

8.4 Buyer shall pay the storage charge as set forth in Articles 8.1. or 8.3, as applicable, in United States dollars, per each month of delay or prorated for part thereof, within **Material Redacted** Days after the presentation of each invoice by Embraer.

9.    DELAYS IN DELIVERY

9.1   Excusable Delays:

9.1.1 Embraer shall not be held liable or be found in default for any delays in the delivery of an Aircraft or in the performance of any act to be performed by Embraer under this Agreement, resulting from, but not restricted to, the following events or occurrences (hereinafter referred to as "Excusable Delays"):
(a) force majeure (including, but not limited to acts of God, war or state of war, civil war, insurrection, fire, accident, explosion, flood, act of government, requisition, strike, labor disputes causing cessation or interruption of work, including but not limited to walkouts, sick-outs, protests or slowdowns), (b) inability despite due and all commercially reasonable efforts to procure any materials, equipment, accessories, parts or means of transport, or (c) any delay resulting from any failure by Buyer to perform any action or provide any information contemplated by this Agreement or, (d) delays resulting from any other cause to the extent it is beyond Embraer's control or does not result from Embraer's fault or negligence.

9.1.2 Within **Material Redacted** Days after the occurrence of any Excusable Delay, Embraer undertakes to send a written notice to Buyer including a description of the details involved and an estimate of the effects expected upon the timing of the performance of its contractual obligations.

9.1.3 Any such delays shall extend the time for delivery of an Aircraft **Material Redacted** by the same number of Days required for the cause of delay to be remedied, subject in all cases to the provisions of Article
      9.1.4. Embraer undertakes to use all commercially reasonable efforts to avoid or remove any cause of Excusable Delay and to minimize its effect on the Contractual Delivery Date of an Aircraft **Material Redacted**.

9.1.4 If the cause of such Excusable Delay is such as to last longer than **Material Redacted** Days or to render the performance of this Agreement impossible, then Buyer shall have the right to terminate this Agreement without liability to either Party, except as provided for in Article 20.2.

9.1.5 **Material Redacted**

9.2   Non-Excusable Delays:

9.2.1 If the delivery of an Aircraft is delayed for any reason that does not constitute an Excusable Delay (hereinafter a "Non-excusable Delay") by more than **Material Redacted** Days after the Contractual Delivery Date for such Aircraft, Buyer will be entitled to claim from Embraer and Embraer shall pay to Buyer liquidated damages equal to **Material Redacted** up to the date that the Aircraft is available for inspection and acceptance by, and delivery to Buyer in conformity herewith, it being understood that such liquidated damages will not, in any event, exceed **Material Redacted** and that it will only be due and payable by Embraer to Buyer within **Material Redacted** Days after Buyer pays to Embraer the total Aircraft Purchase Price, **Material Redacted**.

9.2.2 Upon the occurrence of any event, which constitutes a Non-excusable Delay in delivery of an Aircraft, Embraer undertakes to send a written notice to Buyer, within **Material Redacted**, including a description of the delay and an estimate of the effects expected upon the delivery of the Aircraft.

9.2.3 It is agreed between the Parties that if, with respect to a delayed Aircraft, Embraer does not receive a claim for liquidated damages pursuant to Article 9.2.1, from Buyer, within **Material Redacted** Days after the Actual Delivery Date of such Aircraft, Buyer shall be deemed to have fully waived its right to such liquidated damages.

9.2.4 **Material Redacted**

9.3   Delay Due to Loss or Structural Damage of the Aircraft:

      Should any Aircraft be destroyed or damaged before acceptance to the extent that it becomes commercially useless, Buyer may, **Material Redacted**, either take a replacement Aircraft at a later delivery date to be agreed by the Parties, or terminate this Agreement with respect to such Aircraft by notice to Embraer given in accordance with Article 23, without any liability to either Party. If this Agreement is terminated **Material Redacted**, such termination shall discharge the Parties from all obligations and liabilities of the Parties hereunder with respect to such Aircraft and Services **Material Redacted**.

10.   INSPECTION AND QUALITY CONTROL

10.1 In order to effect inspection and acceptance of the Aircraft as set forth in Article 7, Buyer shall send one or more authorized representatives to Embraer's facilities in order to verify that the Aircraft was manufactured in accordance with the procedures, specifications and other requirements specified in this Agreement and according to all applicable quality control standards.

10.2 Buyer shall communicate to Embraer the names of its authorized representatives, by means of written notice, at least thirty (30) Days prior to the earliest delivery date specified in Article 5.

10.3 Such representatives, or other representatives indicated by Buyer, shall be authorized and duly empowered to sign the acceptance and documents and accept delivery of the Aircraft pursuant to Article 7.

10.4 For the purposes subject of this Article 10, Embraer shall provide communication facilities (telephone and facsimile) for Buyer's authorized representatives, as well as the necessary tools, measuring devices, test equipment and technical assistance as may be necessary to perform acceptance tests.

10.5 Buyer's authorized representatives shall observe Embraer's administrative rules and instructions while at Embraer's facilities.

10.6 Buyer's authorized representative shall be allowed exclusively in those areas related to the subject matter of this Article 10 and Buyer furthermore agrees to hold harmless Embraer from and against all and any kind of liabilities in respect to such representatives, for whom Buyer is solely and fully responsible under all circumstances and in any instance.

11.    CHANGES

11.1 In addition to the requirements of Article 6, each Aircraft will comply with the standards defined in Attachment "A" and shall incorporate all modifications which are classified as AD's mandatory by CTA or the Air Authority as provided in Article 11.4, or those agreed upon by Buyer and Embraer in accordance with this Article.

11.2 The Parties hereby agree that changes can be made by Embraer in the design of the Aircraft, the definition of which and its respective classification shall be in compliance to the Aircraft type specification, as follows:

11.2.1 Minor Changes: defined as those modifications which shall not adversely affect the Aircraft in any of the following characteristics:

       **Material Redacted**

11.2.2 Major Changes: defined as those modifications which affect at least one of the topics mentioned in Article 11.2.1.

11.3 Embraer shall have the right, but not the obligation (except to the extent required by the CTA or applicable Aviation Authorities), to incorporate Minor Changes in the Aircraft still in the production line at its own cost, without the prior consent of Buyer.

11.4 Embraer shall convey those Major Changes that are classified as AD's by means of service bulletins approved by the Air Authority and/or CTA, as appropriate. Service bulletins that implement such ADs shall be referred to as Mandatory Service Bulletins. Embraer shall incorporate Mandatory Service Bulletins as follows:

11.4.1 Compliance required before Actual Delivery Date: Embraer shall incorporate Mandatory Service Bulletins at Embraer's expense in a reasonable period of time if the compliance time for such Mandatory Service Bulletins is before the Actual Delivery Date. Embraer shall not be liable for **Material Redacted** resulting from incorporation of Mandatory Service Bulletins when the Aircraft has already passed the specific production stage affected by the incorporation of said change.

11.4.2 Compliance required after Actual Delivery Date: During the applicable Aircraft warranty coverage periods as specified in Attachment "C", Embraer shall provide parts kits for Mandatory Service Bulletins that are issued either (i) before the relevant Aircraft's Actual Delivery
       Date but with a compliance time after such date or (ii) after the relevant Aircraft's Actual Delivery Date. Such kits shall be provided **Material Redacted**, excluding **Material Redacted** labor charges for installation of such Mandatory Service Bulletins **Material Redacted**. Embraer shall not be liable for any downtime of delivered Aircraft that may be necessary for the incorporation of any changes. When flight safety is affected, such changes shall be immediately incorporated. If warranty coverage is not available or applicable pursuant to Attachment "C", the provisions of Article 11.5 shall apply.

      For the avoidance of doubt, the **Material Redacted** shall **Material Redacted** pursuant to **Material Redacted**.

11.5 Major changes, (other than those which are AD's mandatory per Article 11.4), any change developed by Embraer as product improvement and any change required by Buyer, including those changes required by Panamanian authorities as a consequence of alterations, amendments and/or innovations of its present applicable regulations, shall be considered as optional and, pursuant to Buyer's request, the corresponding cost proposals shall be submitted by Embraer to Buyer for consideration and approval. Should Buyer not approve any such change, it shall not be incorporated in the Aircraft.

11.6 Any Major Change to the Aircraft, made in accordance with the foregoing paragraphs, which affect the provisions of Attachment "A", shall be incorporated in said Attachment by means of an amendment.

11.7 Except as concerns AD's and Minor Changes, the Aircraft shall, on the Scheduled Inspection Date, comply with the terms and conditions of Attachment "A" as from time to time amended pursuant to Article 11.6. Determination of such compliance shall be made by Buyer pursuant to
      Article 7.

12.   WARRANTY

      The materials, design and workmanship relative to the Aircraft subject to this Agreement, will be warranted in accordance with the terms and conditions specified in Attachment "C". If Buyer intends to place the Aircraft on lease to another Party or to assign, transfer or novate the rights and obligations except as specified in Article 14, it is Buyer's responsibility to obtain the prior written consent of Embraer, which consent shall not be unreasonably withheld or delayed, as well as to provide Embraer written notice of any changes as to Buyer's designated lessee or assignee complying with item 5 of Attachment "C".

13.   PRODUCT SUPPORT PACKAGE

      Embraer shall supply to Buyer the Product Support Package described in
      Article 2 of Attachment "B", which includes Embraer's spare parts policy, the Technical Publications and the Services.

14.   ASSIGNMENT

      Buyer's rights and obligations hereunder may not be assigned, transferred or novated without the prior written consent of Embraer, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Buyer may immediately before delivery assign the rights to take delivery of an Aircraft and

      Buyer's rights pursuant to **Material Redacted** to any related person or entities or to any trust created by it or such persons or to any financing party whether by way of security in connection with the financing or the sale/leaseback of any Aircraft to be operated by Compania Panamena de Aviacion, S.A.

      Embraer's rights and obligations hereunder may not be assigned or delegated without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed.

15.   RESTRICTIONS AND PATENT INDEMNITY

      This sale does not include the transfer of designs, copyrights, patents, and other similar rights to Buyer. Embraer warrants that the Aircraft and all systems, accessories, equipment, items and parts manufactured by or at the direction or utilizing designs of Embraer do not infringe any patent, copyright or other proprietary right of any person. Subject to Buyer's duty to promptly advise Embraer of any alleged infringement (it being understood that any failure to so notify Embraer shall only relieve Embraer of its obligations pursuant hereto to the extent of actual prejudice suffered by Embraer as a direct result of such failure), Embraer shall indemnify, defend, protect and hold Buyer harmless with respect to any claims, suits, actions, judgments, liabilities, damages and costs, including reasonable attorney fees and expenses arising out of or in connection with any actual or alleged infringement by any Aircraft or any system, accessory, equipment, item or part installed on any Aircraft at the time of delivery of such Aircraft or thereafter, at Embraer's direction. In the event of any such infringement, and in addition to the foregoing obligations of Embraer, Embraer shall promptly, at its sole option and expense, either: (i) procure for Buyer the right to use the system, accessory or equipment or part; (ii) replace such system accessory, equipment or part with a non-infringing item or part; or (iii) modify such system, accessory, equipment or part to make it non-infringing.

      This indemnity shall not apply to Buyer-furnished equipment, nor to aircraft engines or APUs, nor to any system, accessory, equipment or part that was not manufactured to Embraer's detailed design, nor to any system, accessory, equipment or part manufactured to Embraer's detailed design without Embraer's consent.

16.   MARKETING PROMOTIONAL RIGHTS

      Embraer shall have the right to show for marketing purposes, free of any charge, the image of Buyer's Aircraft, painted with Buyer's colors and emblems, affixed in photographs, drawings, films, slides, audiovisual works, models or any other medium of expression (pictorial, graphic, and sculptural works), through all mass communications media such as billboards, magazines, newspaper, television, movie, theaters, as well as in posters, catalogues, models and all other kinds of promotional material. **Material Redacted** Embraer **Material Redacted**. In the event such Aircraft is sold to or operated by or for another company or person, Embraer shall be entitled to disclose such fact, as well as to continue to show the image of the Aircraft, free of any charge, for marketing purposes, either with the original. If accepted, said prohibition, however, shall in no way apply to the promotional materials or pictorial, graphic or sculptural works already existing or to any contract for the display of such materials or works already binding Embraer at the time of receipt of the notification. **Material Redacted**.

17.   TAXES

      Embraer shall pay all taxes **Material Redacted** as may be imposed under Brazilian laws. All other taxes, **Material Redacted** as may be imposed on the transactions subject of this Agreement, shall be borne by Buyer.

18.   APPLICABLE LAW

      This Agreement shall be construed in accordance with and its performance shall be governed by the laws of the State of New York, USA without regard to any conflict of law rules other than General Obligations Law 5-1401 and 5-1402.

19.   JURISDICTION

      All disputes arising in connection with this Agreement shall be finally settled in the courts of the United States District Court for the Southern District of New York located in the county of New York, provided that if such court lacks jurisdiction, disputes shall be resolved in the state courts for the state of New York sitting in the Borough of Manhattan, City of New York. The Parties hereby waive any other court of Jurisdiction that may be competent for settlement of disputes arising from this Agreement.

      **Material Redacted**

20.   TERMINATION

20.1 Should either Party fail to perform its obligations hereunder, the other Party shall be entitled to give notice of such failure and to require that such failure be remedied within the period specified in that notice, which period shall not be less than **Material Redacted** Days. Should such failure not be remedied within the period so specified, then the Party who gave notice of such failure shall be entitled to terminate this Agreement **Material Redacted**. The foregoing provision shall not apply in any circumstance where a specific right of termination is made available hereunder or will be made available hereunder upon the expiration of a specific period of time. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY IN ANY CIRCUMSTANCE UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL OR PUNITIVE DAMAGES WHICH MAY ARISE OUT OF, OR BE CONNECTED TO, ANY BREACH OR DEFAULT UNDER OF ANY TERM, CONDITION, COVENANT, WARRANTY, OR PROVISION OF THIS AGREEMENT, AND WHICH EITHER PARTY WOULD OTHERWISE BE ENTITLED TO UNDER ANY APPLICABLE LAW, INCLUDING BUT NOT LIMITED TO ANY CLAIMS SOUNDING IN CONTRACT, TORT, EQUITY OR STATUTE.

20.2 Buyer and Embraer shall have the right to terminate this Agreement in respect to the relevant Aircraft, upon the occurrence of any Excusable Delay of **Material Redacted** Days or longer, unless otherwise agreed in writing by the Parties, and Buyer shall have the right to terminate this Agreement in respect to the relevant Aircraft upon the occurrence of any Non-excusable Delay of **Material Redacted** Days or longer after the relevant Aircraft Contractual Delivery Date, such rights to be exercisable by written notice from one Party to the other to such effect no earlier than such **Material Redacted** Day, as applicable. Upon receipt of such notice of termination by Buyer or Embraer, as the case may be, **Material Redacted**. It is hereby agreed by the Parties that, in either case, no other indemnity shall be due by Embraer to Buyer.

      **Material Redacted**

20.3 If Buyer terminates this Agreement before the Actual Delivery Date of an Aircraft (except as provided in Article 20.1 and 20.2) or if Embraer terminates this Agreement in relation to an Aircraft, pursuant to Articles
      4.3 or 7.7, Buyer shall pay to Embraer (i) damages in an amount equal to **Material Redacted**. For these purposes Embraer may **Material Redacted**. It is hereby agreed by the Parties that upon the receipt by Embraer of the amounts set forth above, no other indemnity shall be due by Buyer to Embraer.

      **Material Redacted**

20.4  If Buyer terminates this Agreement in respect to an Aircraft pursuant to
      Article 7.6, Embraer, shall **Material Redacted**, with no other penalty or indemnity being due by Embraer to Buyer in this case.

      **Material Redacted**

20.5  **Material Redacted**

21.   OPTION FOR THE PURCHASE OF ADDITIONAL AIRCRAFT

      Buyer shall have the option to purchase twenty (20) additional Option Aircraft, to be delivered in accordance with the following Option Aircraft contractual delivery date:

 Option                                  **Material        Option                              Exercise
Aircraft    Delivery month               Redacted**       Aircraft      Delivery month           Date
--------    --------------               ----------       --------      --------------         --------
   1          **Material                 **Material          12           **Material          **Material
              Redacted**                 Redacted**                       Redacted**          Redacted**
   2          **Material                                     13           **Material
              Redacted**                                                  Redacted**
   3          **Material                 **Material          14           **Material
              Redacted**                 Redacted**                       Redacted**
   4          **Material                                     15           **Material          **Material
              Redacted**                                                  Redacted**          Redacted**
   5          **Material                 **Material          16           **Material
              Redacted**                 Redacted**                       Redacted**

 Option                                  **Material        Option                              Exercise
Aircraft    Delivery month               Redacted**       Aircraft      Delivery month           Date
--------    --------------               ----------       --------      --------------         --------
   6          **Material                                     17           **Material
              Redacted**                                                  Redacted**
   7          **Material                                     18           **Material          **Material
              Redacted**                                                  Redacted**          Redacted**
   8          **Material                                     19           **Material
              Redacted**                                                  Redacted**
   9          **Material                 **Material          20           **Material
              Redacted**                 Redacted**                       Redacted**
  10          **Material
              Redacted**
  11          **Material
              Redacted**

The Option Aircraft will be supplied in accordance with the following terms and conditions:

21.1 **Material Redacted** is due and payable by Buyer to Embraer in accordance with **Material Redacted**.

21.2 The unit basic price of the Option Aircraft shall be equal to the unit Aircraft Basic Price, provided that such Option Aircraft be delivered within the delivery period above mentioned and in the same configuration, specification and installations specified in Attachment "A", as it is written on the date of signature of this Agreement, determining the Option Aircraft Basic Price.

21.3 The unit basic price of each relevant Option Aircraft above mentioned shall be escalated according to the escalation formula subject of Attachment "D", determining the Option Aircraft Purchase Price.

21.4 The payment of the Option Aircraft Purchase Price shall be made according to the following:

21.4.1  **Material Redacted** shall apply **Material Redacted**.

21.4.2 A progress payment of **Material Redacted** percent (**Material Redacted**%) of the unit Option Aircraft Basic Price less the relevant Option Aircraft Initial Deposit is due and payable **Material Redacted** prior to each relevant Option Aircraft contractual delivery date.

21.4.3 A progress payment of **Material Redacted** percent (**Material Redacted**%) of the unit Option Aircraft Basic Price is due and payable **Material Redacted** prior to each relevant Option Aircraft contractual delivery date.

21.4.4 A progress payment of **Material Redacted** percent (**Material Redacted**%) of the unit Option Aircraft Basic Price is due and payable **Material Redacted** prior to each relevant Option Aircraft contractual delivery date.

21.4.5 The balance of each relevant Option Aircraft Purchase Price is due and payable upon acceptance of each relevant Option Aircraft by Buyer.

21.4.6 The provisions of Article 4.3 through 4.5 shall apply mutatis-mutandis, to the payments to be made by Buyer towards the Option Aircraft.

21.5 Buyer has the option to purchase the Option Aircraft in **Material Redacted**. Exercise of each **Material Redacted** shall be accomplished by means of a written notice from Buyer delivered to Embraer by mail, return receipt requested, express delivery or facsimile, no later than the "Exercise Date" **Material Redacted**, otherwise **Material Redacted**.

        On the **Material Redacted** Exercise Date, Buyer shall inform Embraer **Material Redacted** will be exercised or not. In the event on the Exercise Date Buyer elects to not exercise **Material Redacted**, Buyer's options **Material Redacted**.

        If, however, in the Exercise Date Buyer elects to exercise its option in **Material Redacted**, Buyer will **Material Redacted**, provided however **Material Redacted** in Embraer's **Material Redacted**.

21.6 If the options are confirmed by Buyer as specified above, (a) an amendment to this Agreement shall be executed by and between the Parties within thirty (30) Days following the Option Aircraft option exercise date, setting forth the terms and conditions applicable to, if any, exclusively to the Option Aircraft and (b) the **Material Redacted** shall **Material Redacted**.

21.7 For the avoidance of any doubt, the terms and conditions contained in this Agreement shall also apply to any exercised Option Aircraft, with the exception that the product support package to be applied to the exercised Option Aircraft shall be as described in Article 2 of Attachment "B".

22.     INDEMNITY

        Buyer agrees to indemnify and hold harmless Embraer and Embraer's officers, agents, employees and assignees from and against all liabilities, damages, losses, judgments, claims and suits, including costs and expenses incident thereto, which may be suffered by, accrued against, be charged to or recoverable from Embraer and/or Embraer's officers, agents, employees and assignees by reason of loss or damage to property or by reason of injury or death of any person resulting from or in any way connected with the performance of services by employees, representatives or agents of Embraer for or on behalf of Buyer related to Aircraft delivered by Embraer to Buyer, including, but not limited to, technical operations, maintenance, and training services and assistance performed while on the premises of Embraer or Buyer, while in flight on Buyer-owned Aircraft or while performing any other service, at any place, in conjunction with the Aircraft operations of Buyer, except to the extent caused by Embraer's willful misconduct or gross negligence.

23.     NOTICES

        All notices permitted or required hereunder shall be in writing in the English language and sent, by recognized international courier service or facsimile, to the attention of the Director of Contracts as to Embraer and of the CEO as to Buyer, to the addresses indicated below or to such other address as either Party may, by written notice, designate to the other. All notices shall be deemed to have been duly made, given and received, only when properly addressed (as set forth below): (i) on the date received by personal delivery; or (ii) on the date received when deposited with a internationally recognized courier service; or (iii) five business days after sending, when sent via Certified Mail, Return Receipt Request; or (iv) upon receipt when sent via facsimile (with a second copy sent via Mail) to the facsimile number set forth below and a confirmation of receipt is received by the sending
      Party:

23.1  EMBRAER:

       EMBRAER - Empresa Brasileira de Aeronautica S.A.
       Av. Brigadeiro Faria Lima, 2170
       12.227-901 Sao Jose dos Campos - SP - Brasil
       Telephone: (+55 12) 3927-1410
       Facsimile: (+55 12) 3927-1257

23.2  BUYER:

       REGIONAL AIRCRAFT HOLDINGS LTD.
       c/o Galindo, Arias y Lopez
       Avenida Federico Boyd Numero 51 Piso 11
       Panama, Rep of Panama
       Fax: 507-263-5335

24.   CONFIDENTIALITY

      Neither Buyer nor Embraer shall disclose the terms of this Agreement except as needed to its officers, employees, auditors, insurers (brokers) and legal advisors and except (a) as required by law or legal process, (b) to a prospective financing party in connection with the financing of Aircraft (limited to assignable provisions), or (c) with the prior written consent of the other party. In addition, Buyer and Embraer may disclose the terms of this Agreement **Material Redacted**, provided that **Material Redacted**, or in the case of **Material Redacted**. Without limiting the foregoing, in the event either Party is legally required to disclose the terms of this Agreement, each Party agrees to exert its best efforts to request confidential treatment of the articles and conditions of this Agreement relevantly designated by the other as confidential.

25.   SEVERABILITY

      If any provision or part of a provision of this Agreement or any of the Attachments shall be, or be found by any authority or court of competent jurisdiction to be, illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

26.   NON-WAIVER

      Except as otherwise specifically provided to the contrary in this Agreement, any Party's refrain from exercising any claim or remedy provided for herein shall not be deemed a waiver of such claim or remedy, and shall not relieve the other Party from the performance of such obligation at any subsequent time or from the performance of any of its other obligations hereunder.

27.   INTEGRATED AGREEMENT

      All attachments and exhibits referred to or delivered in connection with this Agreement and/or attached hereto are, by such reference or attachment, incorporated in this Agreement to the same extent as if fully set forth herein.

28.   NEGOTIATED AGREEMENT

      Buyer and Embraer agree that this Agreement, including all of its Attachments, has been the subject of discussion and negotiation and is fully understood by the Parties, and that the rights, obligations and other mutual agreements of the Parties contained in this Agreement are the result of such complete discussion and negotiation between the Parties.

29.   WAIVER OF JURY TRIAL

      EACH OF EMBRAER AND BUYER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

30.   WAIVER OF IMMUNITY

      To the extent that either party may in any jurisdiction in which proceedings may at any time be taken for the determination of any question arising under or for the enforcement of this Agreement be entitled to claim or otherwise be accorded for itself or its respective property, assets or revenues immunity fro suit or attachment (whether in aid of execution, before judgment or otherwise) or other legal process, and to the extent that in any such jurisdiction, there may be attributed to either party, or its respective property, assets or revenues such immunity (whether or not claimed), both Parties hereby irrevocably agree not to claim and waive such immunity to the fullest extent permitted by the law of such jurisdiction.

31.   PAYMENTS IN US DOLLARS

      All amounts to be paid hereunder shall be paid in United States dollars ("Dollars"), in immediately available funds. The specifications of Dollars in this transaction is of the essence. The obligations of either party in respect of payments to be made hereunder shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars under normal banking procedures does not yield the amount of Dollars owing to the party receiving the same. If a party receives an amount in respect of the other party's liability under this Agreement or if such liability is converted into a claim, proof, judgment or order in a currency other than Dollars, the party liable for payment will indemnify the party to whom payment is to be made an in independent obligation against any loss arising out of or as a result of such receipt or conversion. If the amount received by such party, when converted into Dollars (at the market rate at which the receiving party is able on the relevant date to purchase Dollars in New York with that other currency) is less than the amount owed in Dollars the party liable for such payment hereunder will, forthwith on demand, pay to the party entitled to receive such payment an amount in Dollars equal to the deficit.

32.   COUNTERPARTS

      This Agreement may be signed by the Parties in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together shall constitute one and the same instrument.

33.   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement of the Parties with respect to the matters contained herein and supersedes all previous and connected negotiations, representations and agreements between the Parties, whether in writing or other form. This Agreement may not be altered, amended or supplemented except by a written instrument executed by the Parties.

         ATTACHMENT "A" - AIRCRAFT SPECIFIC CONFIGURATION, FINISHING AND
                               REGISTRATION MARKS

1.    STANDARD AIRCRAFT

      The EMBRAER 190 Aircraft shall be manufactured according to the standard configuration specified in Embraer's Preliminary Technical Description PTD-190/195 Rev.3 dated as of November 2002 **Material Redacted**.

2.    OPTIONAL EQUIPMENT

      2.1   OPTIONS TO STANDARD AVIONICS CONFIGURATION

            **Material Redacted**

      2.2   OPTIONAL SYSTEM/OTHER EQUIPMENT

            a)    GE CF34-10E5A1 Engines

            b)    LR Version

            **Material Redacted**

      2.3   INTERIOR OPTIONAL ITEMS

            **Material Redacted**

**Material Redacted**

3.    FINISHING

      The Aircraft will be delivered to Buyers as follows:

      3.1 EXTERIOR FINISHING:

      The fuselage of the Aircraft shall be painted according to Buyer's color and paint scheme which shall be supplied to Embraer by Buyer on or before **Material Redacted** months prior to the relevant Aircraft Contractual Delivery Date.

      The wings and the horizontal stabilizer shall be supplied in the standard colors, i.e., gray BAC707.

      3.2 INTERIOR FINISHING:

      Buyer shall inform Embraer on or before **Material Redacted** months prior to the relevant Aircraft Contractual Delivery Date of its choice of materials and colors of all and any item of interior finishing such as seat covers, carpet, floor lining on galley areas, side walls and overhead lining, galley lining and curtain. The above-mentioned schedule for definition of interior finishing shall only be applicable if Buyer selects its materials from the choices offered by and available at Embraer. In case Buyer opts to use different materials and or patterns, such schedule shall be **Material Redacted** by the time Buyer informs Embraer its intention to use such different materials and patterns.

      3.3 BUYER FURNISHED AND BUYER INSTALLED EQUIPMENT (BFE AND BIE):

      Buyer may choose to have carpets, tapestries, seat covers and curtain fabrics supplied to Embraer for installation in the Aircraft as BFE. Materials shall conform to the required standards and comply with all applicable regulations and airworthiness requirements. Delays in the delivery of BFE equipment or quality restrictions that prevent the installation thereof in the time frame required by the Aircraft manufacturing process shall entitle Embraer to either delay the delivery of the Aircraft or present the Aircraft to Buyer without such BFE, in which case Buyer **Material Redacted** of the Aircraft **Material Redacted**. All BFE equipment shall be delivered to Embraer in DDP - Embraer facilities in Sao Jose dos Campos, SP, Brazil (Incoterms 2000) conditions.

      The Aircraft galleys have provisions for the following BIE items that, unless timely agreed by the Parties, are not supplied or installed by
      Embraer: Trolleys, ovens, coffee makers, hot jugs and standard units.

4.    REGISTRATION MARKS AND TRANSPONDER CODE

      The Aircraft shall be delivered to Buyer with the registration marks painted on them. The registration marks and the transponder code shall be supplied to Embraer by Buyer no later than ninety (90) Days before each relevant Aircraft Contractual Delivery Date.

IT IS HEREBY AGREED AND UNDERSTOOD BY THE PARTIES THAT IF THERE IS ANY CONFLICT BETWEEN THE TERMS OF THIS ATTACHMENT "A" AND THE TERMS OF THE PRELIMINARY TECHNICAL DESCRIPTION ABOVE REFERRED, THE TERMS OF THIS ATTACHMENT "A" SHALL PREVAIL.

                                  ATTACHMENT B
                   FERRY EQUIPMENT AND PRODUCT SUPPORT PACKAGE

1.    FERRY EQUIPMENT AND ASSISTANCE

      1.1 If it is necessary for any ferry equipment to be installed by Embraer for the ferry flight of any Aircraft between Brazil and Panama, Embraer will make available a standard ferry equipment to Buyer (hereinafter the "Kit"), at **Material Redacted**, except as set forth below. In this case, Buyer shall immediately upon its arrival in Panama, remove the Kit from the Aircraft and return it to Embraer in Brazil at **Material Redacted**, including the necessary insurance.

            If Embraer provides the Kit to Buyer and if the Kit is either utilized, whether totally or not, or if the Kit is not returned by Buyer, complete and in the same condition **Material Redacted** as it was delivered to Buyer, Buyer shall pay Embraer the **Material Redacted**.

            In such case, the original Kit shall become the property of Buyer, and Buyer shall make the above mentioned payment to Embraer upon presentation of a sight draft by Embraer.

      1.2 Embraer shall make a representative available on board each Aircraft during the ferry flight of such Aircraft in order to support Buyer's personnel in assisting the flight crew with Air Traffic Control
            (ATC) communications while over flying Brazilian airspace, and communication with Brazilian custom clearances and Aircraft refueling individuals. Such representative shall remain on board of the Aircraft until the last stop in Brazilian territory. Any other arrangement shall be requested by Buyer no less than thirty (30) Business Days prior to the relevant Aircraft Contractual Delivery Date and shall be contingent upon the concurrence of Embraer at its sole criteria, such concurrence not to be unreasonably withheld.

2.    PRODUCT SUPPORT PACKAGE

      2.1   MATERIAL SUPPORT

            2.1.1. SPARES POLICY

                   Embraer guarantees the supply of spare parts, ground support equipment and tooling, except engines and its accessories, hereinafter referred to as "Spare(s)", for the Aircraft for a period of **Material Redacted** years after **Material Redacted** delivery of the last aircraft of the same type **Material Redacted**. Except as may otherwise be expressly set forth herein, such Spares shall be supplied according to the prevailing availability, sale conditions, delivery schedule and effective price on the date of acceptance by Embraer of the purchase order. The Spares may be supplied either by Embraer in Brazil or through its subsidiaries or distribution centers located abroad.

            2.1.2. RSPL

                   As soon as reasonably practicable, but no later than **Material Redacted** months prior to the first Aircraft delivery date, Embraer shall present to Buyer a recommended Spare provisioning list (the "RSPL"). The objective of the RSPL is to provide Buyer with a detailed list of Spares that will be reasonably necessary to support the initial operation and maintenance of the Aircraft by Buyer. Such recommendation will be made in consultation with Buyer and be based on the experience of Embraer and on the operational parameters established by Buyer.

                   Embraer will provide a qualified team to attend pre-provisioning conferences as necessary to discuss Buyer requirements and the RSPL as well as any available spare parts support programs offered by Embraer. Such meeting shall be held at a mutually agreed upon place and time.

                   Buyer may elect to acquire all the items contained in the RSPL or to combine a partial acquisition of the RSPL items with a participation in the special spare parts support programs, available from Embraer.

                   Buyer may acquire the items contained in the RSPL directly from Embraer or directly from Embraer's vendors. For the items contained in the RSPL that Buyer elects to purchase directly from Embraer (the "IP Spares"), Buyer must place a purchase order with Embraer on or before **Material Redacted** Days prior to the first Aircraft Contractual Delivery Date in order to have the IP Spares available in stock by the **Material Redacted**. For purchase orders placed by Buyer out of the schedule set forth above, the IP Spares shall be provided to Buyer in accordance with the quoted lead times. Embraer will deliver the IP Spares in **Material Redacted** condition, at the port of clearance indicated by Embraer.

                   As requested by Buyer, but in no case **Material Redacted**, Embraer will update the data of the RSPL incorporating engineering and price changes. Embraer will maintain a master copy of the RSPL updated until **Material Redacted**.

            2.1.3. CREDIT FOR SURPLUS IP SPARES

                   Embraer offers to Buyer a program for certain surplus IP Spares manufactured by Embraer and which were recommended in writing by Embraer limited to the quantities, part numbers and serial numbers (if applicable) identified in the relevant invoices. Such program will provide terms no less favorable than the following:

                   a. Credit Program: During the period commencing **Material Redacted** years after delivery of the first Aircraft under the Purchase Agreement of which this is an Attachment and ending **Material Redacted** years after such delivery, Embraer will, upon receipt of a written request and subject to the exceptions and conditions in paragraphs a.1; a.2; a.3 and a.4 of this section, offer a credit for new and unused IP Spares manufactured by Embraer (i) which have been supplied by Embraer as IP Spares for the Aircraft subject of this Agreement and
                         (ii) which are surplus to Buyer's needs. Such credit may be used toward the purchase of Spares manufactured by Embraer, Technical Publications or Services (excluding training) offered by Embraer.

                   b. EXCEPTIONS: Embraer will not issue credits for IP Spares which were purchased by Buyer in excess of or differently from the Spares recommended in writing by Embraer to Buyer by the IPL as initial provisioning for the Aircraft (as amended from time to time by agreement of the Parties) and for IP Spares which have become obsolete or have been superseded by another part as a result of (i) Buyer's modification of an Aircraft for which the IP Spares were purchased; (ii) Embraer design improvements (except for IP Spares which have become obsolete because of a defect in design); (iii) IP Spares which are shelf-life limited; (iv)damaged IP Spares; or (v) IP Spares that were not stored in accordance with OEM guidelines.

                   c. CREDIT VALUES: The credit for each IP Spare to be issued by Embraer will be: **Material Redacted** an amount equal to **Material Redacted**.

                   d. DELIVERY OF SURPLUS IP SPARES: IP Spares for which a credit has been requested shall be delivered by Buyer, freight and insurance prepaid, to Embraer's plant in Sao Jose dos Campos, SP, Brazil, or any other destination as Embraer may reasonably designate. All returned IP Spares are subject to Embraer's quality control inspection and acceptance. All IP Spares which are rejected by Embraer's quality control and/or are included in the exceptions set forth in paragraph a.1 hereinabove, will be returned to Buyer at Buyer's expense, no credit being due in this case.

                   e. CREDIT ISSUE: After Embraer's acceptance of those IP Spares suitable for the credit program, under the terms of this Agreement, Embraer will notify the available credit amount to Buyer and provide all relevant information as to credit utilization.

            2.1.4. OTHER SPARES SERVICES

                   AOG services: Embraer will maintain a call center for the AOG (Aircraft On Ground) services, twenty four (24) hours a day, seven (7) days a week. All the contacts with the call center can be made through TOLL FREE numbers (phone and fax) and e-mail. Embraer will also maintain the regular direct lines (phone and fax), in case of failures. The information concerning TOLL FREE, regular lines and e-mail address can be obtained through the Customer Account Manager designated to Buyer by Embraer or through Embraer's Customer Service offices. Embraer will deliver parts under AOG from the nearest location to Buyer's facilities, provided that the part is available at this location at the moment of the request **Material Redacted**

                   Other than AOG orders, Buyer may expedite spare parts orders as spare parts critical orders (imminent AOG or work stoppage situation) or as spare parts routine expedite orders (urgent stock replenishment - "USR"). Embraer will deliver expedite spare parts ordered, within the following lead times:

                   **Material Redacted**

                   Routine and/or Critical Spares: Embraer will deliver routine and/or critical Spares (other than AOG Spares) **Material Redacted**, depending on where the purchase order was placed with or otherwise agreed between Embraer and Buyer. Routine and/or critical Spares shall be delivered according to their lead times, depending upon the purchase order priority and with the respective authorized release certificate or any similar document issued by a duly authorized person.

                   Upon receipt of an order from Buyer, according to the above referred terms, Embraer shall send to Buyer the shipping information (airwaybill number and flight date and number) after receipt of such information from the freight forwarder indicated by Buyer in the shipping instructions provided to Embraer by Buyer in the relevant order.

      AIRCRAFT TECHNICAL PUBLICATIONS:

            2.2.1. AIRCRAFT PUBLICATIONS

                   Embraer shall supply, at **Material Redacted**, copies of operational and maintenance publications applicable thereto, in the English language and in the quantities as specified in Exhibit "1" to this Attachment "B". Such publications are issued under the applicable specification **Material Redacted**. The revision service for these publications is provided, **Material Redacted**, including mailing services (except for air cargo shipping) and the software license fee for the CD ROM, **Material Redacted**.

            2.2.2. VENDOR ITEMS PUBLICATIONS

                   With respect to vendor items installed in the Aircraft which have their own publications, Buyer will receive them in the quantity specified in Exhibit "1" to this Attachment "B", in their original content and printed form, directly from the suppliers, which are also responsible to keep them continuously updated through a direct communication system with Buyer.

            2.2.3 Within **Material Redacted** months prior to the Contractual Delivery Date of the first Aircraft, Embraer shall **Material Redacted**, and Buyer shall **Material Redacted** no later than **Material Redacted** before the first Aircraft Contractual Delivery Date, **Material Redacted**.

            2.2.4 The Parties further understand and agree that in the event Buyer elects not to take all or any one of the publications above mentioned, or revisions thereof, no refund or other financial adjustment of the Aircraft Basic Price will be made since such publications are offered at no charge to Buyer.

      SERVICES

            Embraer shall provide familiarization programs and on-site support for the Aircraft (the "Services") in accordance with the terms and conditions described below:

            2.3.1  Familiarization Programs:

                   a. Familiarization program specified below is being offered at **Material Redacted**, except for **Material Redacted**. The familiarization programs shall be conducted in accordance with the customer's training program and with all applicable regulations and requirements of the FAA.

                   b. Notwithstanding the eventual use of the term "training" in this paragraph 2.3.1, the intent of this program is solely to familiarize Buyer's pilots, mechanics, employees or representatives, duly qualified per the governing body in the country of Buyer's operation, with the operation and maintenance of the Aircraft. It is not the intent of Embraer to provide basic training ("ab-initio") to any representatives of Buyer.

                   c. The familiarization program, as applicable, shall occur prior to **Material Redacted** Aircraft Actual Delivery Date as it shall be previously agreed upon by Buyer and Embraer. Buyer must give written notification to Embraer **Material Redacted** Days in advance of Buyer's expected training schedule, including the full name and identification of each attendee. Substitutions will not be accepted for training within this period. Should Buyer not take all or any portion of the familiarization program for an Aircraft on or before **Material Redacted** months following the Actual Delivery Date of such Aircraft, Buyer shall be deemed to have fully waived its rights to such service, no refund or indemnity being due by Embraer to Buyer in this case.

                   d. All familiarization programs **Material Redacted** shall be provided by Embraer or its qualified designated representative in **Material Redacted**, or at such other location as Embraer shall reasonably designate.

                   e. The part of the pilot familiarization program relative to the ground school shall be provided, **Material Redacted** as may be agreed by Embraer and Buyer. **Material Redacted** The familiarization program referred to above covers:

                         e.1 One (1) Pilot Familiarization Program for up to **Material Redacted** pilots per Aircraft including (i) ground familiarization as regards Aircraft systems, weight and balance, performance and normal/emergency procedures and, (ii) flight simulator training in a **Material Redacted** simulator in accordance with the local airworthiness authority's approved Flight Operations Training Program.

                         e.2 One (1) Maintenance Familiarization Course for up to **Material Redacted**qualified mechanics **Material Redacted**. This course shall consist of classroom familiarization with Aircraft systems and structures and shall be in accordance with ATA specification 104, level III.

                         e.3 One (1) Flight Attendant Familiarization Course for up to **Material Redacted**. This course shall consist of classroom familiarization, including a general description of Aircraft and systems to be used by flight attendants. **Material Redacted**

                         e.4   **Material Redacted**

                         e.5   **Material Redacted**

                   f. If requested, Embraer through its field support representative referred to in Article 2.3.2 below, may demonstrate the procedures described in the classroom, subject to Buyer's Aircraft availability.

                   g. Buyer shall be solely responsible for submitting its training programs to the Air Authority for approval. Embraer shall give Buyer reasonable assistance in such process.

                   h. The presence of Buyer's authorized trainees shall be allowed exclusively in those areas related to the subject matter hereof and Buyer agrees to hold harmless Embraer from and against all and any kind of liabilities in respect of such trainees to the extent permitted by law.

                   i.    **Material Redacted**

                   Any other service will be subject to a specific agreement to be negotiated by the Parties and will be charged by Embraer accordingly.

            2.3.2  **Material Redacted**support:

                   a. Embraer shall indicate at its sole discretion, and provide **Material Redacted** to Buyer, the services of a field support representative ("FSR") **Material Redacted**

                   b. FSR shall assist and advise Buyer on the Aircraft maintenance during its initial operation and act as liaison between Buyer and Embraer.

                   c. At no charge to Embraer, Buyer shall provide such FSR with communication services (telephone, facsimile) as well as office space and facilities at Buyer's main maintenance base, and Buyer shall also (a) arrange all necessary work permits and airport security clearances required for Embraer employees, to permit the accomplishment of the services mentioned in this item 2.3.2, in due time; and (b) obtain all necessary custom clearances both to enter and depart from Buyer's country for Embraer's employees and their personal belongings and professional tools.

                   d. During the **Material Redacted**, Buyer shall permit, as required, reasonable access to the maintenance and operation facilities as well as to the data and files of Buyer's Aircraft fleet during normal business hours. It is hereby agreed and understood that Buyer shall make available at the office designated for permanence of the FSR, one (1) set of updated Technical Publications as referred to in Article 2.2 above, it being Buyer's responsibility to perform the revision services in order to maintain such publications updated within the period **Material Redacted**

                   e. Buyer shall bear all **Material Redacted**. These expenses shall be borne by Embraer **Material Redacted**.

                   f. Without a previous written authorization from Embraer, FSR shall not participate in test flights or flight demonstrations. In case Buyer obtains such previous authorization, Buyer shall include the FSR in Buyer's insurance policy. Embraer reserves the right to halt the services mentioned in this item 2.3.2, should any of the following situations occur at Buyer's base (for the duration of such situation): a) there is a labor dispute or work stoppage in progress; b) war or war like operations, riots or insurrections; c) any conditions which is dangerous to the safety or health of Embraer's employee; or d) the government of Buyer's country refuses permission to Embraer's employee to enter the country.

                   g. The Parties further understand and agree that in the event Buyer elects not to take all or any portion of the **Material Redacted** support provided for herein, **Material Redacted**. Any other additional **Material Redacted** support shall depend on mutual agreement between the Parties and shall be charged by Embraer accordingly.

                   h. The presence of FSR shall be allowed exclusively in those areas related to the subject matter hereof and Embraer agrees to hold harmless Buyer from and against all and any kind of liabilities in respect of such FSR to the extent permitted by law, **Material Redacted**.

      2.4   PRODUCT SUPPORT PACKAGE FOR THE OPTION AIRCRAFT

            The product support package for the exercised Option Aircraft shall be limited to **Material Redacted**.

            EXHIBIT "1" TO ATTACHMENT B - TECHNICAL PUBLICATIONS LIST

The quantity of technical publications covering Aircraft operation and maintenance shall be delivered to Buyer in accordance with the following list:

OPERATIONAL SET

    Title                                                                                                    **Material Redacted**

1.  Airplane Flight Manual (AFM)(*)                                                                          **Material Redacted**
2.  Weight & Balance Manual (WB)(*)                                                                          **Material Redacted**
3.  Airplane Operations Manual (AOM)(*)                                                                      **Material Redacted**
4.  Quick Reference Handbook (QRH)(*)                                                                        **Material Redacted**
5.  Dispatch Deviation Procedures Manual (DDPM)(*)                                                           **Material Redacted**
6.  Supplementary Performance Manual (SPM)(*)                                                                **Material Redacted**
7.  Operational Bulletins Set (OB)                                                                           **Material Redacted**
8.  Standard Operating Procedures Manual (SOPM)                                                              **Material Redacted**
9.  Flight Attendant Manual (FAM)                                                                            **Material Redacted**
MAINTENANCE SET

    Title                                                                                                    **Material Redacted**

10. Aircraft Maintenance Manual (AMM) (***)                                                                  **Material Redacted**
11. Aircraft Illustrated Parts Catalog (AIPC) (***)                                                          **Material Redacted**
12. Fault Isolation Manual (FIM) (***)                                                                       **Material Redacted**
13. Non Destructive Testing Manual (NDI) (***)                                                               **Material Redacted**
14. Maintenance Planning Document (MPD) (****)
15. Wiring Manual (WM) (***)                                                                                 **Material Redacted**
16. Structural Repair Manual (SRM) (***)                                                                     **Material Redacted**
17. Service & Information Bulletins Set (SB/IB)                                                              **Material Redacted**
18. Service Newsletters (SNL)                                                                                **Material Redacted**
19. Parts Information Letter (PIL)                                                                           **Material Redacted**
20. System Schematic Manual (SSM) (***)                                                                      **Material Redacted**
21. Instructions for Ground Fire Extinguishing and Rescue (IGFER) (****)                                     **Material Redacted**
22. Airport Planning Manual (APM) (****)                                                                     **Material Redacted**
23. Illustrated Tool & Equipment Manual (ITEM) (****)                                                        **Material Redacted**
24. Task Card System CDROM (TCS) (***)                                                                       **Material Redacted**
25. Ramp Maintenance Manual (RMM) (***)                                                                      **Material Redacted**
26. Power plant Build-up Manual (PPBM) (**)                                                                  **Material Redacted**
27. Corrosion Prevention Manual (CPM) (***)                                                                  **Material Redacted**
28. Component Maintenance Manual (CMM) (**)                                                                  **Material Redacted**
29. Airplane Recovery Manual (ARM) (****)                                                                    **Material Redacted**
30. Maintenance Facility and Equipment Planning (MFEP) (****)                                                **Material Redacted**
31. Standard Wiring Practices Manual (SWPM) (****)                                                           **Material Redacted**
32. Standard Manual (SM)                                                                                     **Material Redacted**
33. Consumable Products Catalog (CPC)                                                                        **Material Redacted**
34. Maintenance Review Board Report (MRB)                                                                    **Material Redacted**

(*)    One extra copy on board each Aircraft
(**)   To be delivered by the suppliers directly to Buyer.
(***)  **Material Redacted**
(****) **Material Redacted**

                                 ATTACHMENT "C"
                 WARRANTY CERTIFICATE - MATERIAL AND WORKMANSHIP

1. Embraer, subject to the conditions and limitations hereby expressed, warrants the Aircraft subject of the Purchase Agreement to which this will be an Attachment, as follows:

      a. For a period of **Material Redacted** months from the date of delivery to Buyer, such Aircraft will be free from:

          - Defects in materials, workmanship and manufacturing processes in relation to parts manufactured by Embraer or by its subcontractors holding an Embraer part number;

          - Defects inherent to the design of the aircraft and its parts designed or manufactured by Embraer or by its subcontractors holding an Embraer part number.

      b. For a period of **Material Redacted** months from the date of delivery to Buyer, such Aircraft will be free from:

          - Defects in operation of vendor (Embraer's supplier) manufactured parts, not including the Engines, Auxiliary Power Unit (APU) and their accessories ("Vendor Parts"), as well as failures of mentioned parts due to incorrect installation or installation not complying with the instructions issued or approved by their respective manufacturers.

          - Defects due to non-conformity of Vendor Parts to the technical specification referred to in the Purchase Agreement of the aircraft.

      Once the above-mentioned periods have expired, Embraer will transfer to Buyer the original Warranty issued by the vendors, to the extent the same remains in effect and shall provide Buyer with reasonable assistance in enforcing its rights in respect thereof.

2. Embraer, subject to the conditions and limitations hereby expressed, warrants that:

      a. All spare parts or ground support equipment, not including Engines, APU and their Accessories, which have been manufactured by Embraer or by its subcontractors holding an Embraer part number, which will permit their particular identification and which have been sold by Embraer or its representatives will, for a period of **Material Redacted** months from the date of the invoice, be free from defects of design, material, workmanship, manufacturing processes and defects inherent to the design of the above mentioned parts or ground support equipment.

      b. All spare parts or ground support equipment, which have been designed and manufactured by vendors, not including Engines, APU and their related accessories, and stamped with a serial number which will permit their particular identification and which have been sold by Embraer or its representatives will, for a period of **Material Redacted** months from the date of the invoice, be free from malfunction, defect of material and manufacture.

3. The obligations of Embraer as expressed in this Warranty are limited to replace or repair **Material Redacted** depending solely upon its own judgment, the parts that are returned to Embraer or its representatives within a period of **Material

      Redacted** Days after the occurrence of the defect, at Buyer's expense (including but not limited to, freight, insurance, taxes and customs duties), adequately packed, provided that such components are actually defective and that the defect has occurred within the periods stipulated in this certificate. Should the defective part not be returned to Embraer within such **Material Redacted** Days period, Embraer shall have the right, at its sole discretion, to deny the warranty claim.

      NOTE: Notification of any defect claimed under this item 3 must be given to Embraer within **Material Redacted** Days after such defect is found.

      All parts **Material Redacted**. All parts **Material Redacted**.

      Parts supplied to Buyer as replacement for defective parts are warranted for the balance of the warranty period still available from the original warranty of the exchanged parts.

4. Embraer will accept no warranty claims under any of the circumstances listed below:

      a. When the Aircraft has been subjected to experimental flights (not including **Material Redacted** undertaken at the request of Embraer), or in any other way not in conformity with the flight manual or the airworthiness certificate, or subjected to any manner of use in contravention of applicable navigation or other regulations and rules of either the government authorities of whatever country in which the aircraft is operated or I.C.A.O.;

      b. When the Aircraft or any of its parts have been altered or modified by Buyer, without prior approval from Embraer or from the manufacturer of the parts through a service bulletin **Material Redacted**;

      c. Whenever the Aircraft or any of its parts have been involved in an accident (other than an accident unrelated to the claim for which coverage is sought), or when parts either defective or not complying to manufacturer's design or specification have been used **Material Redacted**;

      d. Whenever parts have had their identification marks, designation, seal or serial number altered or removed;

      e. In the event of negligence, misuse or maintenance services done on the aircraft, or any of its parts not in accordance with the respective maintenance manual;

      f. In cases of deterioration, wear, breakage, damage or any other defect resulting from the use of inadequate packing methods when returning items to Embraer or its representatives.

5. This Warranty does not apply to defects presented by expendable items, whose service life or maintenance cycle is lower than the warranty period, and to materials or parts subjected to deterioration.

6. The Warranty hereby expressed is established between Embraer and Buyer, and it cannot be transferred or assigned to others, unless by written consent of Embraer or according to Article 14 of the Purchase Agreement of which this is an Attachment.

7. THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF EMBRAER AND REMEDIES OF BUYER SET FORTH IN THIS WARRANTY CERTIFICATE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF EMBRAER AND ANY ASSIGNEE OF EMBRAER AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF BUYER AGAINST EMBRAER OR ANY ASSIGNEE OF EMBRAER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMANCE OR DEFECT OR FAILURE OR ANY OTHER REASON IN ANY AIRCRAFT OR OTHER ITEM DELIVERED UNDER THE PURCHASE AGREEMENT OF WHICH THIS IS AN ATTACHMENT, INCLUDING DATA, DOCUMENT, INFORMATION OR SERVICE, INCLUDING BUT NOT LIMITED TO:

      a.    ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

      b. ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

      c. ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OR OTHER RELATED CAUSES OF EMBRAER OR ANY ASSIGNEE OF EMBRAER, WHETHER ACTIVE, PASSIVE OR IMPUTED; AND

      d. ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO ANY AIRCRAFT OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

      For the **Material Redacted**.

8. No representative or employee of Embraer is authorized to establish any other warranty than the one hereby expressed, nor to assume any additional obligation, relative to the matter, in the name of Embraer and therefore any such statements eventually made by, or in the name of Embraer, shall be void and without effect.

                                 ATTACHMENT "D"
                            PRICE ESCALATION FORMULA

                              **Material Redacted**

                                   **3 pages**

                                 ATTACHMENT "E"
                              **MATERIAL REDACTED**

                              **Material Redacted**

                                   **2 pages**

                                 ATTACHMENT "F"
                              **MATERIAL REDACTED**

                              **Material Redacted**

                                   **8 pages**

                                 ATTACHMENT "G"
                              **MATERIAL REDACTED**

                              **Material Redacted**

                                   **8 pages**

                     ATTACHMENT "H" - PERFORMANCE GUARANTEE

1.    GUARANTEES

      Embraer, subject to the conditions and limitations hereby expressed, and considering the Aircraft EMBRAER 190 LR version, equipped with Embraer furnished General Electric CF34-10E5A1 engines, guarantees that each Aircraft on the relevant Actual Delivery Date shall comply with the following performance:

      1.1 CRUISE SPECIFIC AIR RANGE

            The cruise specific air range at a gross weight of **Material Redacted** lb (**Material Redacted** kg) in a standard day (ISA), at an altitude of **Material Redacted** ft, at **Material Redacted** KTAS using not more than maximum cruise thrust, shall not be less than the guarantee value:

            Nominal: **Material Redacted** NAM/lb

            Guarantee: **Material Redacted** NAM/lb

      1.2 WEIGHT GUARANTEE

            1.2.1 Maximum Take-Off Weight (MTOW) of the Aircraft shall not be less than **Material Redacted** lb.

            1.2.2 Maximum Landing Weight (MLW) of the Aircraft shall not be less than **Material Redacted** lb.

            1.2.3 Maximum Zero Fuel Weight (MZFW) of the Aircraft shall not be less than **Material Redacted** lb.

            1.2.4 Maximum Equipped Empty Weight (EEW) for the Aircraft in Buyer
                  configuration as defined in the table below is guaranteed not to exceed **Material Redacted** lb (**Material Redacted** kg).

            **Material Redacted**

      1.3   **Material Redacted**

2.    AIRCRAFT CONFIGURATION

      2.1 The guarantees stated above are based on the Aircraft configuration as defined in the Technical Description PTD-190 Rev.3, dated November/2002, plus specific Buyer configuration options as defined at Attachment "A" to the Purchase Agreement, (hereinafter referred to as the "Detail Specification"). If necessary, appropriate adjustment to this Aircraft Performance Guarantees shall be made for changes in such Detail Specification (including but not limited to Buyer requests for changes, Proposal of Major Changes or any other changes mutually agreed upon between the Buyer and Embraer) approved in writing by the Buyer and Embraer. Embraer shall account for such adjustments in its evidence of compliance with the guarantees. Any **Material Redacted**, this **Material Redacted**.

            In the event that after the date of this Agreement any unforeseen change is made to any law, governmental regulation or mandatory requirement, or in the application of any such law, governmental regulation or requirement that affects the certification basis for the Aircraft, and as a result thereof, a change is made to the configuration and/or the performance of the Aircraft in order to obtain certification, the guarantees set forth in this Aircraft Performance Guarantee shall be appropriately modified to reflect any such change.

      2.2 The performance guarantees of **Material Redacted** shall be adjusted by Embraer for the following in its evidence of compliance with such guarantees:

            a. Changes to the Detail Specification including change requested by Buyer, Major Changes (as defined in the Purchase Agreement) or any other changes mutually agreed upon between the Buyer and Embraer.

            b. The difference between the component weight allowances given in the appropriate section of the Detail Specification and the actual weights.

3.    GUARANTEE CONDITIONS

      3.1 All guaranteed performance data are based on the ICAO International Standard Atmosphere (ISA) unless otherwise specified. Altitudes are pressure altitudes.

      3.2 Unless otherwise specified, the CTA Certification Basis regulations are specified in the Aircraft Type Certificate Data Sheet.

      3.3   The **Material Redacted** include **Material Redacted**

      3.4   The **Material Redacted** are based on **Material Redacted**.

      3.5 Performance, where applicable, is based on a fuel Lower Heating Value (LHV) of 18.580 BTU per pound and a fuel density of 6.7 lb per Gallon.

4.    PARTIES' OBLIGATIONS ACCORDING TO THIS GUARANTEE

      4.1 During the Aircraft acceptance to be performed by Buyer in accordance with Article 7 of the Purchase Agreement, Buyer shall check the Aircraft performance specified in Section 1 of this Attachment H **Material Redacted**.

      4.2 Embraer's obligations in respect to the guarantees stated in Section 1 of this Attachment H, are limited to Buyer's right to **Material Redacted**, should it be reasonably verified that such Aircraft during the acceptance procedure specified in Article 7 of the Purchase Agreement, cannot comply with the performances guaranteed hereunder after Embraer has had an opportunity to cure such deficiencies in accordance with Article 7 of the Purchase Agreement.

      4.3 In case during the above mentioned acceptance procedure, it is proven that the Aircraft performance does not comply with the performances specified in Section 1 of this Attachment H, **Material Redacted**.

      4.4 Upon acceptance of the Aircraft by Buyer, all obligations of Embraer regarding the Aircraft performance guarantees shall cease.

5.    GUARANTEE COMPLIANCE

      5.1 Compliance with the guarantees of **Material Redacted** shall be based on the conditions specified in that sections, the Aircraft configuration contained in Attachment "A" to the Purchase Agreement and the guarantee conditions of Section 3 above.

      5.2 Compliance with the takeoff and landing performance guarantees shall be based on the CTA approved Airplane Flight Manual for the Aircraft.

      5.3 Compliance with the **Material Redacted** shall be established by calculations based on the comparison mentioned in Section 4.1 above.

      5.4 The data derived from tests shall be adjusted as required by conventional methods of correction, interpolation or extrapolation in accordance with established engineering practices to show compliance with the performance guarantee.

      5.5 Compliance with the Manufacturer's Empty Weight guarantee shall be based on information in the appropriate approved weight and balance manual, or associated document or report.

6.    EXCLUSIVE GUARANTEES

      6.1 The only performance guarantees applicable to the Aircraft are those set forth in this document. The performance guarantees set forth herein are established between Buyer and Embraer and may not be transferred or assigned to others, unless by previous written consent of Embraer.

      6.2 THE GUARANTEES, OBLIGATIONS AND LIABILITIES OF Embraer, AND REMEDIES OF Buyer SET FORTH IN THIS PERFORMANCE GUARANTEE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND Buyer HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER RIGHTS, CLAIMS, DAMAGES AND REMEDIES OF Buyer AGAINST Embraer OR ANY ASSIGNED OF Embraer, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO AIRCRAFT PERFORMANCE.

      6.3 The terms and conditions of this performance guarantee do not alter, modify or impair, in any way, the terms and conditions of Attachment "C" (Aircraft Warranty Certificate) to the Purchase Agreement or other express warranties in the Purchase Agreement.

                         EXHIBIT 1 TO THE ATTACHMENT "H"

                                    EXHIBIT 1

                              **Material Redacted**

                                   **7 pages**

                                   Page 1 of 1